UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2005
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
     On December 19, 2005, Bally Total Fitness Holding Corporation, a Delaware corporation (the “Registrant”), entered into an amendment (the “Amendment”) to the Purchase Agreement dated September 16, 2005 (the “Purchase Agreement”) by and among the Registrant, several of its subsidiaries (collectively, the “Sellers”), Crunch CFI, LLC, a Delaware limited liability company (“Crunch CFI”), and AGT Crunch Acquisition LLC (“Purchaser”), a Delaware limited liability company (an affiliate of AG Special Situation Corp.). The Purchase Agreement was amended to extend the date at which the Sellers or Purchaser may terminate the Purchase Agreement in the event the Closing has not occurred from December 31, 2005 to January 17, 2006.
     The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. On December 22, 2005, the Company issued a press release related to the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

2.1	First Amendment to Purchase Agreement, dated December 19, 2005, among Bally Total Fitness Holding Corporation, Bally Total Fitness Corporation, Crunch Fitness International, Inc., Health & Tennis Corporation of New York, Inc., Jack La Lanne Fitness Centers, Inc., Soho Ho, LLC, Crunch L.A. LLC, 708 Gym, LLC, West Village Gym at the Archives LLC, 59th Street Gym, LLC, Flambe LLC, Ace, LLC, Crunch World, LLC, Crunch CFI, LLC, and AGT Crunch Acquisition LLC.

99.1	Press release, dated December 22, 2005, announcing the entry into the Amendment.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant

Dated: December 22, 2005	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel